                                                                    EXHIBIT 23.3

                          CONSENT OF ERNST & YOUNG LLP
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 7 to the Registration Statement (Form S-3 No. 333-106408) and related Prospectus of Maxtor Corporation for the registration of $230,000,000 of 6.80% Convertible Senior Notes due 2010 and 18,756,362 shares of its common stock and to the incorporation by reference therein of our report dated August 15, 2001, with respect to the combined financial statements of the Hard Disk Drive Group of Quantum Corporation as of March 31, 2001 and 2000, and for each of the three years in the period ended March 31, 2001, included in Maxtor Corporation's Current Report on Form 8-K dated August 28, 2001 filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

Palo Alto, California

September 30, 2004